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                                                                   EXHIBIT 23.1



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-19971 and Form S-8 No. 333-33709) pertaining to the Panavision Inc. Stock Option Plan, of our report dated February 16, 1999 with respect to the consolidated financial statements and schedule of Panavision Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.


                                                  ERNST & YOUNG LLP


Los Angeles, California
March 18, 1999